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                                                                     EXHIBIT 5.1

                              Haddan & Zepfel LLP
                        4675 MacArthur Court, Suite 710
                            Newport Beach, CA 92660
                                (714) 752-6100
                          (714) 752-6161 (facsimile)
                         e-mail: rjz@worldnet.att.net

                               January 22, 1998

Franklin Telecommunications Corp.
733 Lakefield Road
Westlake Village, CA 91361

Dear Sirs:

     You have requested our opinion in connection with the Registration Statement on Form S-1 (the "Registration Statement") being filed by you with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 3,634,422 shares of your Common Stock, without par value (the "Shares"), to be sold by the selling shareholders identified therein (the "Selling Shareholders").

     On the basis of such investigation as we have deemed necessary, we are of the opinion that the Shares will be, when sold by the Selling Shareholders, fully-paid and non-assessable shares of Common Stock of the Company.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under "Legal Matters."


                                                 Very truly yours,


                                                 Haddan & Zepfel LLP